EX-99.h.6.b

FORM OF

AMENDED AND RESTATED EXHIBIT A*

to the Amended and Restated Expense Limitation Agreement effective as of June 11, 2008, as most recently amended effective February 28, 2017 between

ABERDEEN FUNDS and

ABERDEEN ASSET MANAGEMENT INC.

Name of Fund/Class	Expense Limitation	Expiration Date

Aberdeen China Opportunities Fund	1.62%	February 28, 2018

Aberdeen International Equity Fund	1.10%	February 28, 2019

Aberdeen Focused U.S. Equity Fund (formerly, Aberdeen Equity Long-Short Fund)	0.90%	February 28, 2019

Aberdeen Global Equity Fund	1.19%	February 28, 2018

Aberdeen U.S. Small Cap Equity Fund	1.15%	February 28, 2018

Aberdeen Tax-Free Income Fund	0.62%	February 28, 2018

Aberdeen Dynamic Allocation Fund	0.25%	February 28, 2018

Aberdeen Diversified Income Fund	0.25%	February 28, 2018

Aberdeen Diversified Alternatives Fund	0.25%	February 28, 2018

Aberdeen Asia Bond Fund	0.70%	February 28, 2018

Aberdeen Global Unconstrained Fixed Income Fund	0.85%	February 28, 2018

Aberdeen International Small Cap Fund	1.30%	February 28, 2018

Aberdeen Emerging Markets Fund	1.10%	February 28, 2018

Aberdeen Asia-Pacific (ex-Japan) Equity Fund	1.25%	February 28, 2018

Aberdeen U.S. Multi-Cap Equity Fund (formerly, Aberdeen U.S. Equity Fund)	0.90%	February 28, 2018

Aberdeen Emerging Markets Debt Fund	0.90%	February 28, 2018

Aberdeen Japanese Equities Fund	1.00%	February 28, 2018

Aberdeen U.S. Mid Cap Equity Fund	1.00%	February 28, 2018

*Effective November 15, 2017. This contract may not be terminated before February 28, 2018 (or February 28, 2019 with respect to the Aberdeen International Equity Fund and Aberdeen Focused U.S. Equity Fund) without the approval of the Independent Trustees.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Exhibit A to be executed in its name and on its behalf by its duly authorized representative as of November 15, 2017.

ABERDEEN FUNDS

By:
Name: Lucia Sitar
Title: Vice President

ABERDEEN ASSET MANAGEMENT INC.

By:
Name: Lucia Sitar
Title: Managing U.S. Counsel